UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2019

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Therapy Cells Inc.

(Exact name of registrant as specified in its charter)

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Wyoming	333-149978	22-2935867
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

917 Bobwhite Street

Fruitland, Idaho 83619

(Address of Principal Executive Offices) (Zip Code)

(208) 630-6678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

ITEM 8.01 OTHER EVENTS

Therapy Cells Inc. (the “Company”) will be filing its annual reports up through the as filed Form 15-12 filed on March 1, 2012. The Company will file its Annual Reports for fiscal year ended December 31, 2010 and December 31, 2011. Also, the OTC requires a companyfile the past two years of annual reports and current quarterly reports as a voluntary filer in an effort to be transparent to its shareholders and to be qualified to be a trading company on that trading site.

Therapy Cells Inc. has been unsuccessful in raising the required capital to pursue the FDA approval of the growing of Tendon and Articular cartilage for autotransplantation into humans. Their rights to the patents have expired and Company is no longer pursuing cell therapy.

Consistent with their business plan of investing in new and emerging technologies, Therapy Cells Inc has acquired all of the assets of XTRA Bitcoin Inc. through merger on June 25, 2019 and appointed a new Board and Officers. As part of this merger acquisition, Therapy Cells Inc. has changed its name to XTRA Bitcoin Inc. and committed to bringing its filings current. Paul Knudson has been appointed as a Director and serves as the CEO and CFO currently. As a result of this merger, Paul Knudson beneficially owns approximately 18.64% of the Company.

The Company’s principal place of business is 917 Bobwhite Street, Fruitland, Idaho 83619.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THERAPY CELLS INC.

By:	/s/ Paul Knudson
Paul Knudson Chief Executive Officer

Date: October 2, 2019